Exhibit 99.1

World Kinect Corporation Reports Second Quarter 2026 Results
Delivers Record Gross Profit and Raises Fiscal Year 2026 Guidance
MIAMI—July 23, 2026—World Kinect Corporation (NYSE: WKC) today reported financial results for the second quarter of 2026.
Second Quarter 2026 Highlights
•Gross profit of $365 million
•Adjusted gross profit of $350 million
•GAAP net income of $48 million, or $0.94 per diluted share
•Adjusted net income of $66 million, or $1.29 per diluted share
•Adjusted EBITDA of $136 million
•Repurchased $14 million of common stock
•Increased regular quarterly cash dividend by 15%
Reportable Segment Year-Over-Year Highlights
Aviation Segment
•Second quarter 2026 gross profit was $208 million, the highest quarterly gross profit in the history of the segment, an increase of 51%, primarily attributable to stronger physical inventory-related profitability in our core commercial business driven by elevated jet fuel price volatility, in addition to the contribution from Universal Trip Support Services acquired in the fourth quarter of 2025.
Land Segment
•Second quarter 2026 gross profit was $77 million and income from operations was $6 million. Land Adjusted income from operations was $20 million, an increase of $19 million year-over-year, principally reflecting the benefits of our land portfolio transformation.
Marine Segment
•Second quarter 2026 gross profit was $80 million, the highest quarterly gross profit in the history of the segment, an increase of 195%, primarily driven by higher profit contribution from our core resale business and certain physical locations, which benefited from increased bunker fuel prices and elevated market volatility.
"We delivered an exceptional quarter, reflecting solid execution by our team and the strength of our business during a period of significant market volatility," said Ira M. Birns, Chief Executive Officer. "Continued volatile market conditions associated with the conflict in the Middle East created meaningful opportunities across our business, once again demonstrating our ability to support customers through periods of disruption while delivering strong financial results."

"Our second quarter results were very strong, driven by favorable market conditions and the benefits of our streamlined portfolio," said Mike Tejada, Executive Vice President and Chief Financial Officer. "This performance, together with our expectations for the balance of the year, enabled us to raise our full-year Adjusted EPS guidance for the second time this year, while returning capital to shareholders through a 15% dividend increase and additional share repurchases."

2026 Outlook
For the full year 2026, the Company is increasing its Adjusted EPS1 guidance to a range of $3.20 to $3.40 per share, an increase of approximately 20% from the midpoint of its previous range of $2.65 to $2.85.
Financial Summary
(Unaudited - in millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Volume (1)	3,903	4,220	(8)%	7,905	8,397	(6)%
Revenue	$13,591	$9,043	50%	$23,276	$18,496	26%
Gross profit	$365	$232	57%	$636	$463	37%
Adjusted gross profit	$350	$232	50%	$604	$463	30%
Operating expenses	$269	$577	(53)%	$484	$814	(41)%
Adjusted operating expenses	$233	$173	35%	$414	$350	18%
Income (loss) from operations	$96	$(345)	128%	$152	$(352)	143%
Operating margin	26%	(148)%		24%	(76)%
Adjusted income from operations	$116	$60	95%	$189	$113	68%
Adjusted operating margin	33%	26%		31%	24%
Net income (loss) including noncontrolling interest	$50	$(339)	115%	$75	$(360)	121%
Adjusted EBITDA	$136	$87	55%	$230	$168	37%
Diluted earnings (loss) per common share	$0.94	$(6.06)	115%	$1.44	$(6.38)	123%
Adjusted EPS	$1.29	$0.59	119%	$2.04	$1.07	91%
(1)Includes gallons and gallon equivalents converted as described in the table below.
Earnings Conference Call
An investor conference call will be held today, July 23, 2026, at 5:00 PM Eastern Time to discuss our second quarter results. Participants can access the live webcast by visiting our website at ir.worldkinect.com. An on-demand replay of the webcast will be available shortly after the call.
About the Company
Headquartered in Miami, Florida, World Fuel is a leading global provider of aviation, marine and ground-based transportation fuels and complementary services. Through an integrated global supply and logistics network, it sources and distributes products and services to meet customer needs across more than 200 countries and territories throughout the world, including lower-carbon fuels to support customers' energy-transition objectives. In the United States, the Company also markets natural gas and related solutions.
For more information, visit world-kinect.com.
1 Adjusted EPS is a non-GAAP measure that excludes from the corresponding GAAP financial measure of diluted earnings per share the effect of adjustments as described under "Non-GAAP Financial Measures". We have not provided a reconciliation of such non-GAAP guidance to the corresponding GAAP measure because we cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period.

Contacts
Braulio Medrano, Senior Director FP&A and Investor Relations
investor@worldfuel.com
Definitions
•World Kinect Corporation (the "Company"), along with its consolidated subsidiaries, is referred to collectively as "World Kinect," "World Fuel," "we," "our," and "us."
•"Net income (loss)" means net income (loss) attributable to World Kinect as presented in the Consolidated Statements of Income and Comprehensive Income.
~~•~~"Operating margin" means income (loss) from operations as a percentage of gross profit.
Non-GAAP Financial Measures
We believe that the non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating our ongoing financial performance and to provide supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the non-GAAP financial measures may not be comparable to the presentation of such metrics by other companies.
Our non-GAAP financial measures exclude acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements, primarily because we do not believe they are reflective of our core operating results. We also exclude costs associated with a previously disclosed erroneous bid made in the Finnish power market (the "Finnish bid error") that resulted in the extraordinary losses and related penalties and fees, as well as operating results associated with certain non-core businesses divested or otherwise in the process of being exited or wound-down for periods following management's determination that the operating results of such businesses are no longer indicative of the Company's ongoing operations ("non-core divestitures and business exits"). While these non-core divestitures and business exits do not qualify for or represent discontinued operations under the applicable accounting guidance because they do not represent a strategic shift that will have a major effect on our operations and financial results, we believe that excluding the operating results associated with this activity enhances investors' understanding of the profitability of our remaining businesses.
We use the following non-GAAP measures:
•Adjusted net income attributable to World Kinect ("Adjusted net income") is defined as net income excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, non-operating legal settlements, costs associated with the Finnish bid error, and operating results associated with non-core divestitures and business exits.
•Adjusted diluted earnings per common share ("Adjusted EPS") is computed by dividing adjusted net income by the sum of the weighted average number of shares of common stock outstanding for the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. For the purpose of calculating Adjusted EPS, the weighted average number of shares of common stock outstanding is adjusted to include the convertible note hedges. Potentially dilutive securities include share-based compensation awards, such as non-vested restricted stock units, performance stock units where the performance requirements have been met, settled stock appreciation rights awards, and the convertible notes.

•Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is defined as net income including noncontrolling interest and excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, costs associated with the Finnish bid error, and operating results associated with non-core divestitures and business exits.
•Adjusted income from operations is defined as income (loss) from operations excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, integration costs, costs associated with the Finnish bid error, and operating results associated with non-core divestitures and business exits.
~~•~~Adjusted income from operations as a percentage of gross profit ("Adjusted operating margin") is computed by dividing Adjusted income from operations by Adjusted gross profit.
•Adjusted operating expenses is defined as operating expenses excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, integration costs, costs associated with the Finnish bid error, and operating results associated with non-core divestitures and business exits.
•Adjusted gross profit is defined as gross profit excluding the impact of costs associated with the Finnish bid error and operating results associated with non-core divestitures and business exits.
•Free cash flow is defined as operating cash flow minus total capital expenditures.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "expect," "could," "conviction," "would," "will," "continue," "future," "may," "outlook," "undertake," "anticipated," "forecast," "forward," "guidance," "predict," "expectation," or words or phrases of similar meaning. Specifically, this release includes forward-looking statements regarding our future performance and geopolitical and economic conditions in the markets in which we operate. Our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission ("SEC") filings, including our most recent Annual Report on Form 10-K filed with the SEC. Our actual results may differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to: customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; changes in the market prices of, or an unexpected shortage or disruption in the supply of, energy or commodities or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; changes in the political, economic or regulatory environment generally and in the markets in which we operate, including as a result of the current conflicts in Middle East and Eastern Europe; our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our outstanding indebtedness; the impact of cyber, AI and other information technology or security related incidents on us, our customers or other parties; the imposition of tariffs or retaliatory tariffs and other trade measures, or renegotiation of existing trade arrangements; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, and increased scrutiny on environmental and carbon offset credits, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses or fully realize the anticipated benefits of our acquisitions, divestitures and other strategic transactions; our ability to effectively complete divestitures in accordance with anticipated timing; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; the proliferation of alternative fuel which could result in lower global demand for certain energy sources; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border or route closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; pandemics, terrorism, global conflicts, power outages, and other events that could impact demand for fuel; declines in the value and liquidity of cash equivalents and investments; our ability to retain and attract senior management and other key employees; changes in U.S. or foreign tax laws, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; changes in multilateral conventions, treaties, tariffs and trade measures or other arrangements between or among sovereign nations; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; and other risks described from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. Further, forward-looking statements speak only as of the date they are made. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	June 30, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$135.3	$193.5
Accounts receivable, net of allowance for credit losses of $48.6 million and $15.6 million as of June 30, 2026 and December 31, 2025, respectively	2,942.2	2,208.5
Inventories	579.3	454.2
Prepaid expenses	76.4	86.6
Short-term derivative assets, net	79.7	100.5
Other current assets	403.1	457.2
Total current assets	4,216.0	3,500.5
Property and equipment, net	349.4	348.4
Goodwill	739.7	737.5
Identifiable intangible assets, net	296.7	311.7
Other non-current assets	997.2	965.9
Total assets	$6,598.9	$5,863.9
Liabilities:
Current liabilities:
Current maturities of long-term debt	$8.7	$11.9
Accounts payable	3,252.1	2,586.9
Short-term derivative liabilities, net	64.3	52.7
Accrued expenses and other current liabilities	660.0	658.9
Total current liabilities	3,985.2	3,310.4
Long-term debt	736.6	685.2
Other long-term liabilities	610.0	560.4
Total liabilities	5,331.8	4,556.1
Commitments and contingencies
Equity:
World Kinect shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 51.2 and 54.1 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	0.5	0.5
Capital in excess of par value	—	—
Retained earnings	1,289.8	1,315.9
Accumulated other comprehensive income (loss)	(32.7)	(17.3)
Total World Kinect shareholders' equity	1,257.6	1,299.1
Noncontrolling interest	9.5	8.8
Total equity	1,267.1	1,307.9
Total liabilities and equity	$6,598.9	$5,863.9

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$13,591.2	$9,043.3	$23,276.2	$18,495.8
Cost of revenue	13,226.0	8,810.9	22,639.8	18,033.0
Gross profit	365.1	232.4	636.3	462.8
Operating expenses:
Compensation and employee benefits	145.3	105.5	276.2	210.6
General and administrative	117.5	67.3	194.9	139.7
Goodwill and other asset impairments	(2.7)	398.6	(2.7)	443.1
Restructuring and exit costs	8.9	6.0	15.6	21.0
Total operating expenses	269.1	577.5	484.0	814.5
Income (loss) from operations	96.1	(345.1)	152.4	(351.6)
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(30.6)	(25.7)	(56.9)	(48.5)
Other income (expense), net	0.8	(78.0)	3.0	(76.6)
Total non-operating income (expense), net	(29.8)	(103.6)	(53.8)	(125.1)
Income (loss) before income taxes	66.3	(448.7)	98.5	(476.8)
Income tax expense (benefit)	16.6	(109.6)	23.2	(116.4)
Net income (loss) including noncontrolling interest	49.8	(339.1)	75.3	(360.4)
Net income (loss) attributable to noncontrolling interest	1.4	0.3	0.7	0.1
Net income (loss) attributable to World Kinect	$48.4	$(339.4)	$74.6	$(360.4)
Basic earnings (loss) per common share	$0.94	$(6.06)	$1.45	$(6.38)
Basic weighted average common shares	51.3	56.0	51.5	56.5
Diluted earnings (loss) per common share	$0.94	$(6.06)	$1.44	$(6.38)
Diluted weighted average common shares	51.6	56.0	51.8	56.5
Comprehensive income (loss):
Net income (loss) including noncontrolling interest	$49.8	$(339.1)	$75.3	$(360.4)
Other comprehensive income (loss):
Foreign currency translation adjustments	(0.3)	61.7	(1.4)	74.3
Cash flow hedges, net of income tax expense (benefit) of $9.3 and $0.5 for the three months ended June 30, 2026 and 2025, respectively, and net of income tax expense (benefit) of $(5.1) and $(0.4) for the six months ended June 30, 2026 and 2025, respectively	27.1	1.4	(13.9)	(1.1)
Total other comprehensive income (loss)	26.8	63.1	(15.3)	73.1
Comprehensive income (loss) including noncontrolling interest	76.6	(276.0)	60.0	(287.2)
Comprehensive income (loss) attributable to noncontrolling interest	1.4	0.3	0.7	0.1
Comprehensive income (loss) attributable to World Kinect	$75.2	$(276.2)	$59.2	$(287.3)

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$49.8	$(339.1)	$75.3	$(360.4)
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	14.6	12.1	25.1	13.6
(Gain) loss on sale of business	(1.2)	81.7	(1.2)	81.7
Depreciation and amortization	20.2	23.8	40.2	49.5
Noncash operating lease expense	9.8	10.3	17.5	18.9
Provision for credit losses	29.6	1.6	35.5	4.1
Share-based payment award compensation costs	7.2	2.4	14.6	9.2
Deferred income tax expense (benefit)	12.6	(107.3)	18.0	(139.8)
Unrealized foreign currency (gains) losses, net	13.0	(1.6)	6.6	2.3
Goodwill and other asset impairment charges	(2.7)	398.6	(2.7)	443.1
Other	3.5	3.5	3.1	12.4
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(121.4)	(35.7)	(750.7)	168.6
Inventories	136.9	11.0	(123.6)	20.0
Prepaid expenses	22.3	(8.0)	9.4	(7.6)
Other current assets	(27.9)	17.6	(42.2)	15.6
Cash collateral with counterparties	29.9	20.7	(5.8)	15.0
Other non-current assets	(29.0)	(26.4)	(76.3)	(56.2)
Change in derivative assets and liabilities, net	11.6	0.3	(8.1)	2.0
Accounts payable	(177.2)	119.9	647.9	(90.0)
Accrued expenses and other current liabilities	(37.4)	(161.8)	5.6	(73.3)
Other long-term liabilities	14.8	4.6	44.3	13.8
Net cash provided by (used in) operating activities	(21.3)	28.3	(67.7)	142.6
Cash flows from investing activities:
Proceeds from sale of business, net of divested cash	84.5	23.4	84.5	23.4
Capital expenditures	(13.8)	(15.0)	(27.6)	(30.1)
Other investing activities, net	5.6	(7.4)	7.8	1.9
Net cash provided by (used in) investing activities	76.3	1.0	64.7	(4.8)
Cash flows from financing activities:
Borrowings of debt	1,505.0	813.0	3,020.0	1,624.0
Repayments of debt	(1,557.4)	(863.5)	(2,970.3)	(1,682.8)
Dividends paid on common stock	(10.2)	(9.6)	(20.9)	(19.2)
Repurchases of common stock	(14.3)	(35.0)	(89.3)	(45.0)
Other financing activities, net	3.9	(3.6)	3.0	(8.0)
Net cash provided by (used in) financing activities	(73.0)	(98.6)	(57.5)	(131.1)
Cash and cash equivalents reclassified as assets held for sale	0.4	—	—	—
Effect of exchange rate changes on cash and cash equivalents	1.8	16.3	2.3	13.6
Net increase (decrease) in cash and cash equivalents	(15.7)	(53.2)	(58.2)	20.3
Cash and cash equivalents, as of the beginning of the period	151.1	456.4	193.5	382.9
Cash and cash equivalents, as of the end of the period	$135.3	$403.2	$135.3	$403.2

WORLD KINECT CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Revenue:	2026	2025	2026	2025
Aviation segment	$7,959.5	$4,725.1	$13,004.6	$9,379.3
Land segment	2,867.9	2,425.0	5,443.8	5,290.3
Marine segment	2,763.8	1,893.2	4,827.7	3,826.1
Total revenue	$13,591.2	$9,043.3	$23,276.2	$18,495.8
Gross profit:
Aviation segment	$208.0	$138.0	$346.2	$253.6
Land segment	77.5	67.4	144.1	146.4
Marine segment	79.7	27.0	146.0	62.8
Total gross profit	$365.1	$232.4	$636.3	$462.8
Income (loss) from operations:
Aviation segment	$104.8	$71.7	$162.5	$127.8
Land segment	6.3	(366.9)	8.6	(412.2)
Marine segment	22.2	(25.6)	55.2	(10.8)
Corporate overhead - unallocated	(37.4)	(24.2)	(73.9)	(56.5)
Total income (loss) from operations	$96.1	$(345.1)	$152.4	$(351.6)
SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Volume (Gallons):	2026	2025	2026	2025
Aviation Segment	1,759.9	1,856.0	3,382.8	3,556.2
Land Segment (1)	1,228.2	1,343.3	2,585.4	2,837.6
Marine Segment (2)	914.5	1,020.7	1,936.4	2,003.0
Consolidated Total	3,902.5	4,219.9	7,904.6	8,396.8
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 3.5 and 3.9 for the three months ended June 30, 2026 and 2025, respectively; and 7.3 and 7.6 for the six months ended June 30, 2026 and 2025, respectively.

WORLD KINECT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2026		2025		2026		2025
	Net Income (Loss)	Diluted Earnings per Share (1)	Net Income (Loss)	Diluted Earnings per Share (1)	Net Income (Loss)	Diluted Earnings per Share (1)	Net Income (Loss)	Diluted Earnings per Share (1)
GAAP measure	$48.4	$0.94	$(339.4)	$(6.06)	$74.6	$1.44	$(360.4)	$(6.38)
Impact of adjustments to weighted average diluted shares outstanding (1)	—	—	—	0.03	—	—	—	0.05
Acquisition and divestiture related expenses	—	—	—	—	0.2	—	—	—
Non-core divestitures and business exits (2)	4.1	0.08	—	—	11.5	0.22	—	—
(Gain) loss on sale of business	(1.2)	(0.02)	81.9	1.45	(1.4)	(0.03)	82.3	1.45
Goodwill and other asset impairments	(2.7)	(0.05)	398.6	7.08	(2.7)	(0.05)	443.1	7.79
Integration costs	1.7	0.03	—	—	4.1	0.08	—	—
Exit costs - provision for credit losses	3.0	0.06	—	—	3.0	0.06	—	—
Finnish bid error	5.2	0.10	—	—	5.2	0.10	—	—
Restructuring and exit costs (3)	8.9	0.17	6.0	0.11	15.6	0.30	21.0	0.37
Income tax impacts	(0.9)	(0.02)	(113.9)	(2.02)	(4.5)	(0.09)	(125.4)	(2.20)
Adjusted non-GAAP measure	$66.4	$1.29	$33.3	$0.59	$105.6	$2.04	$60.6	$1.07
(1)For the three and six months ended June 30, 2025, Adjusted diluted earnings per share was calculated considering the impact of dilutive shares that were not considered for GAAP purposes as these periods were in a net loss position. For the three and six months ended June 30, 2025, GAAP weighted-average shares outstanding were 56.0 million and 56.5 million and, for non-GAAP purposes, were adjusted by 0.3 million and 0.4 million dilutive shares outstanding, resulting in non-GAAP weighted average shares outstanding of 56.3 million and 56.9 million, respectively. There were no adjustments made to diluted weighted-average shares outstanding for any other period presented.
(2)Represents the operating results of certain non‑core businesses—specifically direct fuel transportation services, lubricants, heating oil, power, and certain advisory and sustainability offerings—for periods following management's determination that such results are no longer indicative of the Company's ongoing operations. During the three and six months ended June 30, 2025, these businesses were considered to be part of our core business portfolio and no adjustments were made to remove these businesses from our non-GAAP financial measures. During the three and six months ended June 30, 2026, management had initiated actions to divest or exit select Land segment activities that are no longer aligned with the Company’s core strategy or profitability objectives and these businesses were in a wind‑down or divestiture phase, during which the Company continued to service existing customer obligations but ceased investing in or actively marketing the underlying products and services. Accordingly, for the three and six months ended June 30, 2026, the operating results of these businesses are excluded from our non-GAAP financial measures. While these activities do not qualify as discontinued operations under applicable accounting guidance, management believes their operating results during the exit and divestiture period are not representative of the Company's ongoing operations and has therefore excluded them from non‑GAAP financial measures to enhance comparability and investor understanding of core business performance.
(3)Restructuring and exit costs during the three months ended June 30, 2026 were comprised of $3.7 million of charges related to our restructuring program, including severance and other compensation costs as well as transition costs associated with our global finance and accounting optimization program, and $5.2 million of charges associated with exit activities related to our decision to exit certain operations within the land segment that are no longer profitable or aligned with the Company's core business and corporate strategy, comprised of charges associated with various legal matters and contract termination costs of $2.4 million and severance and compensation costs of $3.2 million, which were partially offset by a net gain on the sale of assets of $0.5 million. Restructuring and exit costs during the six months ended June 30, 2026 were comprised of $9.5 million of charges related to our restructuring program, including severance and other compensation costs as well as transition costs associated with our global finance and accounting optimization program, and $6.1 million of charges associated with exit activities related to our decision to exit certain operations within the land segment that are no longer profitable or aligned with the Company's core business and corporate strategy, comprised of charges associated with various legal matters and contract termination costs of $10.2 million and severance and compensation costs of $4.1 million, which were partially offset by a net gain on the sale of assets of $8.2 million. Restructuring and exit costs during the three and six months ended June 30, 2025 were principally related to our restructuring program, including severance and other compensation costs as well as transition costs associated with our global finance and accounting optimization program.

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) including noncontrolling interest	$49.8	$(339.1)	$75.3	$(360.4)
Interest expense and other financing costs, net	30.6	25.7	56.9	48.5
Income tax expense (benefit)	16.6	(109.6)	23.2	(116.4)
Depreciation and amortization	20.2	23.8	40.2	49.5
EBITDA	117.1	(399.2)	195.6	(378.8)
Acquisition and divestiture related expenses	—	—	0.2	—
Non-core divestitures and business exits	3.8	—	10.7	—
(Gain) loss on sale of business	(1.2)	81.9	(1.4)	82.3
Goodwill and other asset impairments	(2.7)	398.6	(2.7)	443.1
Integration costs	1.7	—	4.1	—
Exit costs - provision for credit losses	3.0	—	3.0	—
Finnish bid error	5.2	—	5.2	—
Restructuring and exit costs	8.9	6.0	15.6	21.0
Adjusted EBITDA	$135.7	$87.3	$230.2	$167.7

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended June 30,
	2026				2025
	Land Segment	Consolidated			Land Segment	Consolidated
	Operating Income (Loss)	Gross Profit	Operating Expenses	Operating Income (Loss)	Operating Income (Loss)	Gross Profit	Operating Expenses	Operating Income (Loss)
GAAP measure	$6.3	$365.1	$269.1	$96.1	$(366.9)	$232.4	$577.5	$(345.1)
Non-core divestitures and business exits	4.1	(15.4)	(19.6)	4.1	—	—	—	—
Goodwill and other asset impairments	(4.0)	—	2.7	(2.7)	367.0	—	(398.6)	398.6
Integration costs	—	—	(1.7)	1.7	—	—	—	—
Exit costs - provision for credit losses	3.0	—	(3.0)	3.0	—	—	—	—
Finnish bid error	5.2	—	(5.2)	5.2	—	—	—	—
Restructuring and exit costs	5.3	—	(8.9)	8.9	1.2	—	(6.0)	6.0
Adjusted non-GAAP measure	$20.0	$349.7	$233.5	$116.3	$1.3	$232.4	$172.8	$59.6

Reconciliation of GAAP to non-GAAP financial measures:	For the Six Months Ended June 30,
	2026				2025
	Land Segment	Consolidated			Land Segment	Consolidated
	Operating Income (Loss)	Gross Profit	Operating Expenses	Operating Income (Loss)	Operating Income (Loss)	Gross Profit	Operating Expenses	Operating Income (Loss)
GAAP measure	$8.6	$636.3	$484.0	$152.4	$(412.2)	$462.8	$814.5	$(351.6)
Acquisition and divestiture related expenses	—	—	(0.2)	0.2	—	—	—	—
Non-core divestitures and business exits	11.5	(32.8)	(44.3)	11.5	—	—	—	—
Goodwill and other asset impairments	(4.0)	—	2.7	(2.7)	411.5	—	(443.1)	443.1
Integration costs	—	—	(4.1)	4.1	—	—	—	—
Exit costs - provision for credit losses	3.0	—	(3.0)	3.0	—	—	—	—
Finnish bid error	5.2	—	(5.2)	5.2	—	—	—	—
Restructuring and exit costs	6.1	—	(15.6)	15.6	8.4	—	(21.0)	21.0
Adjusted non-GAAP measure	$30.4	$603.6	$414.3	$189.3	$7.7	$462.8	$350.3	$112.5

Reconciliation of GAAP to non-GAAP financial measure:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$(21.3)	$28.3	$(67.7)	$142.6
Capital expenditures	(13.8)	(15.0)	(27.6)	(30.1)
Free cash flow	$(35.1)	$13.3	$(95.3)	$112.5